Exhibit 10.2

June 6, 2013

Robert Forrester

c/o Verastem, Inc.

215 First Street, Suite 440

Cambridge, Massachusetts 02142

Dear Robert:

It is my pleasure to confirm certain terms of your appointment as a member of the Board of Directors (the “Board”) of Verastem, Inc. (the “Company”).

If you are no longer serving as the Company’s Chief Executive Officer, you hereby agree to resign as a member of the Board upon the Board’s request for your resignation.

This letter may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by you and an expressly authorized representative of the Board.  This letter may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.  This is a Massachusetts contract and shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict-of-laws principles thereof.

If this letter correctly sets forth the terms under which you will serve as a member of the Board, please sign the enclosed duplicate of this letter in the space provided below and return it to me.

Sincerely,

By:	/s/ Henri A. Termeer
Henri A. Termeer
Lead Director, Board of Directors

Agreed and Accepted:

/s/Robert Forrester	June 6, 2013
Robert Forrester	Date